Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the current report on Form 8-K (the “Current Report”), to which this unaudited pro forma condensed combined financial information is attached, or the registration statement on Form S-3 filed with the SEC on March 27, 2024 (the “prospectus”), which is incorporated by reference to the Current Report.

Intuitive Machines, Inc. (“Intuitive Machines”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Transactions, the Armistice Private Placement, the Loan Conversion, and the Series A Warrant Exercise and New Series B Warrant Exercise (together, the “Transactions and other pro forma impacts” and, respectively, described below). The following unaudited pro forma condensed combined financial information presents the combination of the financial information of IPAX and Intuitive Machines, LLC, (“Intuitive Machines OpCo”) adjusted to give effect to the Transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

On February 13, 2023 (the “Closing Date”), Intuitive Machines consummated the transactions contemplated by the business combination agreement, dated as of September 16, 2022, by and between IPAX and Intuitive Machines OpCo (the “Business Combination Agreement”), whereby: (i) Intuitive Machines OpCo appointed Intuitive Machines as its managing member; (ii) Intuitive Machines issued to certain existing members of Intuitive Machines OpCo, a number of shares of Intuitive Machines Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), having one vote per share and no economic rights, or class C common stock, par value $0.0001 per share (the “Class C Common Stock”), having three votes per share and no economic rights, in each case, in exchange for payment from such Intuitive Machines Members of a per-share price equal to the par value per share of such stock, and equal to the number of Intuitive Machines OpCo Common Units held by such person as of and on the Closing Date; (iii) Intuitive Machines contributed to Intuitive Machines OpCo an amount in cash in exchange for certain units in Intuitive Machines OpCo; and (iv) the other transactions contemplated by the Business Combination Agreement (the “Transactions”). Immediately before the Transactions, IPAX was a blank check company incorporated on January 27, 2021 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

Intuitive Machines designs, manufactures, and operates space products and services. Intuitive Machines’ near-term focus is to create and operate space systems and space infrastructure on and in the vicinity of the Moon that enables scientific and human exploration and utilization of lunar resources to support sustainable human presence on the Moon and exploration to Mars and beyond. Intuitive Machines is headquartered in Houston, Texas.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2023 presents the historical audited condensed consolidated balance sheet of Intuitive Machines as of December 31, 2023, giving effect to the Armistice Private Placement, the Loan Conversion, and the Series A Warrant Exercise and New Series B Warrant Exercise as if they had been consummated on December 31, 2023. The Transactions are already reflected in the Intuitive Machines historical unaudited condensed consolidated balance sheet as of December 31, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical unaudited condensed statement of operations of IPAX for the period from January 1 to February 13, 2023 with the historical audited condensed consolidated statement of operations of Intuitive Machines for the year ended December 31, 2023, giving effect to the Transactions and other pro forma impacts as if they had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the historical audited financial statements and the accompanying notes of Intuitive Machines as and for the year ended December 31, 2023, included in the prospectus and incorporated by reference into the Current Report to which this unaudited pro forma condensed combined financial information is attached.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Transactions, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent IPAX’s consolidated results of operations or the consolidated financial position that would actually have occurred had the Transactions been consummated on the dates assumed or to project Intuitive Machines’ consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the prospectus and incorporated by reference into the Current Report to which this unaudited pro forma condensed combined financial information is attached.

The Transactions

On September 16, 2022, we entered into the Business Combination Agreement. On February 10, 2023, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination Proposal” of the final prospectus and definitive proxy statement of IPAX, dated January 24, 2023 (the “Proxy Statement/Prospectus”) and filed with the SEC on January 24, 2023, IPAX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed the Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which IPAX was domesticated and continued as a Delaware corporation, changing its name to “Intuitive Machines, Inc.”

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of IPAX, par value $0.0001 per share (each, a “Cayman Class B Share”), converted automatically, on a one-for-one basis, into a Class A ordinary share of IPAX, par value $0.0001 per share (each, a “Cayman Class A Share”). As a result of and upon the effective time of the Domestication, among other things, (i) each of the then issued and outstanding Cayman Class A Shares automatically converted, on a one-for-one basis, into a share of Class A Common Stock; (ii) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share automatically converted into a Public Warrant; and (iii) each of the then issued and outstanding units of IPAX were cancelled and each holder thereof was entitled to one share of Class A Common Stock and one-half of one Public Warrant per unit.

On the Closing Date, as contemplated by the Business Combination Agreement and described in the Proxy Statement/Prospectus, we consummated the Business Combination, whereby (i) Intuitive Machines OpCo appointed us as its managing member, (ii) we issued to certain Intuitive Machines Members a number of shares of Class B Common Stock, having one vote per share and no economic rights, or Class C Common Stock, having three votes per share and no economic rights, in each case, in exchange for payment from such Intuitive Machines Members of a per-share price equal to the par value per share of such stock, and equal to the number of Intuitive Machines OpCo Common Units held by such person as of and on the Closing Date and (iii) we contributed to Intuitive Machines OpCo an amount in cash equal to the sum of (without duplication): (a) all amounts in the trust account of IPAX, less (x) amounts required for the redemptions of Cayman Class A Shares by stockholders of IPAX prior to the Business Combination and (y) transaction expenses of Intuitive Machines OpCo and IPAX, plus (b) the aggregate proceeds actually received by IPAX from the Securities Purchase Agreement (the “Series A Preferred Securities Purchase Agreement”) with certain investors (collectively, the “Series A Investors”), pursuant to which the Series A Investors purchased $26.0 million (the “Series A Investment”) of 10% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of Intuitive Machines, Inc. (the “Series A Preferred Stock”) and warrants exercisable to purchase shares of Class A Common Stock at an initial exercise price of $15.00 (the “Preferred Investor Warrants”), plus (c) all other cash and cash equivalents of IPAX, determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as of 11:59 p.m. Eastern Time on February 12, 2023, plus (d) the Founder Subscription Amount (as defined in the Business Combination Agreement) in exchange for the issuance by Intuitive Machines OpCo to us of (w) a number of Intuitive Machines OpCo Common Units equal to the number of shares of Class A Common Stock issued and outstanding as of the Closing Date, (x) a number of warrants of Intuitive Machines OpCo equal to the number of Public Warrants issued and outstanding as of the Closing Date, (y) a number of Series A preferred units of Intuitive Machines OpCo equal to the number of shares of Series A Preferred Stock issued and outstanding as of the Closing Date and issued to the Series A Investors and (z) a number of Intuitive Machines OpCo preferred investor warrants equal to the number of Preferred Investor Warrants delivered to the Series A Investors on the Closing Date (together with the Domestication, the “Transactions”). Upon the consummation of the Transactions, as of the open of business on February 13, 2023, IPAX’s ordinary shares, warrants and units ceased trading on Nasdaq, and our Class A Common Stock and Public Warrants began trading on Nasdaq on February 14, 2023 under the symbols “LUNR” and “LUNRW,” respectively.

The Armistice Private Placement and the Warrant Exercise Agreement

On September 5, 2023, we consummated the Armistice Purchase Agreement. Pursuant to the Armistice Purchase Agreement, we agreed to sell the PIPE Securities to Armistice in the Armistice Private Placement. The Armistice Private Placement resulted in aggregate gross proceeds to the Company of $20.0 million, before deducting related transaction costs of $1.4 million.

Pursuant to the Warrant Exercise Agreement, on January 10, 2024, Armistice exercised in full the Series B Warrant. In consideration for the immediate and full exercise of the Series B Warrant for cash, Armistice received the New PIPE Warrants in the New Warrants Private Placement. In connection with the Exercise, the Company also agreed to reduce the exercise price of the Series B Warrant from $4.75 to $2.50 per share and the exercise price of the Series A Warrant from $4.75 to $2.75 per share. The gross proceeds to the Company from the Exercise were approximately $11.8 million, prior to deducting estimated offering expenses.

The Loan Conversion

On January 10, 2024, Intuitive Machines Opco entered into a series of loan documents with the Lender, pursuant to which the Lender extended the “Credit Line to Intuitive Machines Opco. The Credit Line was guaranteed by Ghaffarian Enterprises with collateral including marketable securities, in favor of the Lender for the benefit of Intuitive Machines Opco. On the same day, Intuitive Machines Opco borrowed against the Credit Line in the amount of $10.0 million.

On January 28, 2024, the Company, Intuitive Machines Opco and Ghaffarian Enterprises entered into a letter agreement pursuant to which, on January 29, 2024, Ghaffarian Enterprises contributed $10.0 million to the Company and Intuitive Machines OpCo for purposes of repaying the principal amount owed by Intuitive Machines Opco to the Lender under the Credit Line. In exchange for the Contribution, the Company issued to Ghaffarian Enterprises (i) 3,487,278 shares of Class A Common Stock, (ii) the Conversion Series A Warrant to purchase up to an aggregate of 4,150,780 shares of, at Ghaffarian Enterprises’ election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, and (iii) the Conversion Series B Warrant to purchase up to an aggregate of 4,150,780 shares of, at Ghaffarian Enterprises’ election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof. The Conversion Series A Warrant is immediately exercisable and has an expiration date of January 29, 2029. The Conversion Series B Warrant is immediately exercisable and has an expiration date of July 29, 2025.

The Series A Warrant Exercise; the New Series B Warrant Exercise and the New Series A Warrant Exercise

Pursuant to exercise notices delivered by Armistice to the Company on February 9, 2024, February 12, 2024 and February 15, 2024, Armistice exercised in full the Series A Warrant for cash. The gross proceeds to the Company from the Series A Warrant Exercise were approximately $12.9 million.

Pursuant to exercise notices delivered by Armistice to the Company between February 16, 2024 and February 23, 2024, Armistice exercised in full the New Series B Warrant for cash and the New Series A Warrant for cash. The gross proceeds to the Company from the New Series B Warrant Exercise and the New Series A Warrant Exercise were approximately $25.9 million.

Accounting for the Transactions

The Transactions have been accounted for as a common control transaction with respect to Intuitive Machines OpCo which is akin to a reverse recapitalization. Net assets of IPAX are stated at historical cost with no goodwill or other intangible assets recorded in accordance with GAAP. The Transactions with respect to Intuitive Machines OpCo has not been treated as a change in control due primarily to one of the Intuitive Machines OpCo Members receiving the controlling voting stake in the post-combination company; their continued management of the post-combination company; and their ability to nominate a majority of the board of directors of the post-combination company. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities, and noncontrolling interests of Intuitive Machines OpCo and IPAX are recognized at their carrying amounts on the date of the Transactions.

Under a reverse recapitalization, IPAX has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Transactions have been treated as the equivalent of Intuitive Machines OpCo issuing stock for the net assets of IPAX, accompanied by a recapitalization.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Transactions. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the consummation of the Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes thereto. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Intuitive Machines following the completion of the Transactions. The unaudited pro forma adjustments represent Intuitive Machines management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. IPAX and Intuitive Machines OpCo did not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2023

(in thousands)

	Intuitive Machines Historical	Transaction Adjustments		Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents	4,498	(825)	(C)	64,261
		50,588	(D)
		10,000	(E)
Restricted cash	62			62
Trade accounts receivable, net	16,881			16,881
Contract assets	6,489			6,489
Prepaid and other current assets	3,681			3,681
Total current assets	31,611	59,763		91,374

Noncurrent assets
Property and equipment, net	18,349			18,349
Operating lease right-of-use assets	35,853			35,853
Finance lease right-of-use assets	95			95
Total noncurrent assets	54,297	-		54,297
Total assets	85,908	59,763		145,671

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	16,771			16,771
Accounts payable - affiliated companies	3,493			3,493
Current maturities of long-term debt	8,000			8,000
Contract liabilities, current	45,511			45,511
Operating lease liabilities, current	4,833			4,833
Finance lease liabilities, current	25			25
Other current liabilities	4,747			4,747
Total current liabilities	83,380	-		83,380
Noncurrent liabilities
Operating lease liabilities, non-current	30,550			30,550
Finance lease liabilities, non-current	67			67
Earn-out liabilities	14,032			14,032
Warrant liabilities	11,294	847	(A)	14,818
		16,471	(B)
		(28,612)	(D)
		14,818	(E)
Other long-term liabilities	4			4
Total noncurrent liabilities	55,947	3,524		59,471
Total liabilities	139,327	3,524		142,851
Commitments and contingencies

Mezzanine equity
Series A preferred stock subject to possible redemption, $0.0001 par value, 25,000,000 share authorized, 26,000 shares issued and outstanding at December 31, 2023	28,201	(23,228)	(F)	4,973
Redeemable noncontrolling interests	181,662			181,662

Shareholders’ equity (deficit)
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 22,279,876 shares issued and 21,029,876 outstanding at December 31, 2023	2	2	(D)	4
Class C common stock, $0.0001 par value, 100,000,000 shares authroized, 70,909,012 shares issued and outstanding at December 31, 2023	7	1	(F)	8
Treasury stock, at cost, 1,250,000 shares at December 31, 2023	(12,825)			(12,825)
Paid-in capital	-	126,211	(D)	149,438
		23,227	(F)
Accumulated deficit	(250,466)	(847)	(A)	(320,440)
		(16,471)	(B)
		(825)	(C)
		(47,013)	(D)
		(4,818)	(E)
Total shareholders’ equity (deficit)	(263,282)	79,467		(183,815)
Total liabilities, mezzanine equity and shareholders’ equity	85,908	59,763		145,671

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands)

	Year Ended December 31, 2023 Intuitive	Period of January 1 to February 13, 2023
	Machines Historical	IPAX Historical	Transaction Adjustments		Pro Forma Combined

REVENUES
Revenue	79,521	-			79,521

OPERATING EXPENSES
Formation and operating costs	-	4,416			4,416
Cost of revenue (excluding depreciation)	100,472	-			100,472
Depreciation	1,376	-			1,376
Impairment of property and equipment	964				964
General and administrative expense (excluding depreciation)	32,946	-	2,916	(DD)	38,674
			1,987	(EE)
			825	(FF)
Total operating expenses	135,758	4,416	5,728		145,902
Operating loss	(56,237)	(4,416)	(5,728)		(66,381)

OTHER INCOME (EXPENSE), NET
Interest income (expense), net	(823)	1,239	(1,239)	(AA)	(823)
Change in fair value of earn-out liabilities	66,252	-			66,252
Change in fair value of warrant liabilities	15,435		(15,435)	(BB)	-
Change in fair value of SAFE agreements	(2,353)	-			(2,353)
Loss on issuance of securities	(6,729)				(6,729)
Other income (expense), net	(483)	-	(64,331)	(CC)	(69,632)
			(4,818)	(HH)
Total other income (expense), net	71,299	1,239	(85,823)		(13,285)
Income (loss) before income taxes	15,062	(3,177)	(91,551)		(79,666)
Income tax benefit (expense)	(40)	-	19,226	(II)	19,186
Net income (loss)	15,022	(3,177)	(72,325)		(60,480)
Net loss attributable to Intuitive Machines, LLC prior to Business Combination	(5,751)	-			(5,751)
Net income (loss) for the period February 13, 2023 through December 31, 2023	20,773	(3,177)	(72,325)		(54,729)
Net loss attributable to redeemable non-controlling interest	(42,031)	-	(43,888)	(JJ)	(85,919)
Net income (loss) attributable to the Company	62,804	(3,177)	(28,437)		31,190
Less: Cumulative preferred dividends	(2,343)	-	1,892	(GG)	(451)
Net income (loss) attributable to Class A common shareholders	60,461	(3,177)	(26,545)		30,739

Weighted average shares outstanding of redeemable Class A common stock		32,975,000
Basic and diluted net loss per share, redeemable Class A common stock		(0.08)

Weighted average shares outstanding of Class B non-redeemable common stock		8,243,750
Basic and diluted net loss per share, Class B non-redeemable common stock		(0.08)
Pro forma weighted average shares outstanding of Class A common stock - basic	17,648,050				47,697,603
Pro forma basic net income per share, Class A common stock	3.43				0.64
Pro forma weighted average shares outstanding of Class A common stock - diluted	25,564,313				54,287,453
Pro forma diluted net income per share, Class A common stock	2.46				0.57

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Transactions and other pro forma impacts had been consummated on January 1, 2023, in the case of the unaudited pro forma condensed combined statement of operations, as this is the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The pro forma adjustments have been prepared as if the Armistice Private Placement, the Loan Conversion, and the Series A Warrant Exercise and New Series B Warrant Exercise had been consummated on December 31, 2023 in the case of the unaudited pro forma condensed consolidated balance sheet.

The Transactions have been accounted for as a common control transaction, with no goodwill or other intangible assets recorded, in accordance with GAAP.

Under this method of accounting, IPAX has been treated as the “acquired” company for financial reporting purposes. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities, and noncontrolling interests of Intuitive Machines OpCo and IPAX were recognized at their carrying amounts on the date of the Transactions. Intuitive Machines OpCo has been determined to be the predecessor to the combined entity.

The pro forma adjustments represent management’s estimates based on information available as of the date of the Current Report and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The adjustments included in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2023 are as follows:

A.	Reflects the loss on modification of the Existing Series A Warrant.

B.	Reflects the issuance of the New Series A Warrant and the New Series B Warrant, including the related loss on issuance.

C.	Reflects the estimated transaction fees related to the Armistice Private Placement, the Loan Conversion, and the Series A Warrant Exercise and New Series B Warrant Exercise.

D.	Reflects the exercise by Armistice of 9.4 million Series A Warrants and 9.4 million Series B Warrants for 18.8 million shares of Class A Common Stock, including the related loss on exercise. The cash impact from the exercise was approximately $50.6 million, prior to deducting estimated offering expenses.

E.	Reflects the Loan Conversion and issuance of 3.5 million shares of Class A Common Stock, 4.2 million Conversion Series A Warrants, and 4.2 million Conversion Series B Warrants, including the related loss on issuance. This contribution was received as part of the Loan Conversion and was used to pay down debt that was issued January 10, 2024; as all debt impacts occurred subsequent to December 31, 2023 and netted to zero, no debt impact is reflected here.

F.	Reflects the conversion of 21,000 shares of Series A Preferred Stock into 7.7 million shares of Class A Common Stock.

3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

AA.	Reflects the elimination of interest income earned on the trust account.

BB.	Reflects the elimination of the change in fair value related to the Series A Warrants and Series B Warrants, as these warrants were fully exercised. The $15.4 million change in fair value of warrant liabilities was recognized on Intuitive Machines’ historical statement of operations for the year ended December 31, 2023.

CC.	Reflects the $0.8 million loss on modification of the Existing Series A Warrant, as presented at adjustment (A); the $16.5 million loss on issuance of warrants to Armistice, as presented at adjustment (B); and the $47.0 million loss on exercise of warrants, as presented at adjustment (D).

DD.	Reflects the nonrecurring net stock compensation expense related to the forfeiture of 0.4 million RSUs, the modification of 0.1 million options, and the issuance of 0.9 million PSUs and 25 thousand RSUs, which occurred subsequent to December 31, 2023. This net stock compensation expense is expected to be fully expensed within one year.

EE.	Reflects the recurring stock compensation expense related to RSUs issued subsequent to December 31, 2023, of which 0.2 million will vest over three years and 2.0 million will vest over four years.

FF.	Represents estimated transaction fees related to the Armistice Private Placement, the Loan Conversion, and the Series A Warrant Exercise and New Series B Warrant Exercise, as presented at adjustment (C).

GG.	Represents the elimination of cumulative preferred dividends, which were converted into Class A Common Stock subsequent to December 31, 2023, as presented at adjustment (F).

HH.	Represents the loss on issuance associated with the Loan Conversion, as presented at adjustment (E).

II.	Represents the estimated tax impact from adjustments related to the Armistice Private Placement, the loan conversion, and the Series A Warrant Exercise and New Series B Warrant Exercise.

JJ.	Immediately following the consummation of the Armistice Private Placement, the Loan Conversion, and the Series A Warrant Exercise and New Series B Warrant Exercise, the economic interests held by the noncontrolling interest (comprising Intuitive Machines OpCo Common Units) were approximately 58.1%. The percentage representing the noncontrolling interest was calculated as Class C Common Stock, 70,909,012, divided by 121,988,441, which is the sum of shares of Class A Common Stock and Class C Common Stock that were outstanding following the adjustments presented herein.

For the year ended December 31, 2023, incremental net income attributable to the noncontrolling interest will be $43.9 million (i.e., 58.1% of incremental pro forma amounts of $75.5 million).

4. Income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the consummation of the Transactions, the New Warrants Private Placement and the Warrant Exercise Agreement, assuming the shares were outstanding since January 1, 2023. As the Transactions and New Warrants are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued as part of the Transactions and issuable relating to the New Warrants have been outstanding for the entire periods presented.

(in thousands, except share and per share data)	Year Ended December 31, 2023
Pro forma net income attributable to shareholders	$30,739
Pro forma weighted average Class A Common Stock outstanding – basic	47,697,603
Pro forma Class A Common Stock basic income per share	$0.64
Pro forma weighted average Class A Common Stock outstanding – diluted	54,287,453
Pro forma Class A Common Stock diluted income per share	$0.57
Pro forma weighted average preferred shares outstanding	5,000

The following table presents potentially dilutive securities, as of the end of the period, excluded from the computation of diluted net earnings per share of Class A Common Stock.

Year Ended December 31, 2023(1)
RSUs	3,641,418
Options	317,056
Warrants	22,472,061
Earn Out Units	7,500,000

(1)	For details related to the historical December 31, 2023 diluted earnings per share calculation, refer to the historical audited condensed consolidated financial statements of Intuitive Machines for the year ended December 31, 2023. The only incremental dilutive impacts related to the PSUs, which represent contingently issuable shares where the contingency was met subsequent to December 31, 2023, and the warrants issued as part of the Loan Conversion.